Exhibit 5.1

LEGAL OPINION

To:

Pitanium Limited

c/o Hermes Corporate Service (BVI) Ltd.

Sixth (6th) Floor, Water’s Edge Building 1

Wickham’s Cay II, Road Town

Tortola, British Virgin Islands

20 February 2025

Dear Sirs

Pitanium Limited

We act as the counsel to British Virgin Islands (“BVI”) law to Pitanium Limited (“Company”), a business company incorporated in the BVI with company number: 2160599, and have been asked to provide this legal opinion as to matters of BVI law to you in connection with the Company’s registration statement filed on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering (the “Offering”) of 1,750,000 class A ordinary shares with par value of US$0.0001 each in the capital of the Company (the “Class A Ordinary Shares”), plus an option to issue up to an additional 262,500 Class A Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriter(s) (the “Underwriter(s)”) (collectively, the “IPO Shares”).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Documents reviewed and considered

For the purposes of giving this legal opinion, we have reviewed and considered the following documents:

i.	the Registration Statement;

ii.	copy of Certificate of Incorporation of the Company dated 22 October 2024 obtained from the Registry of Corporate Affairs in the BVI on 14 February 2025 (the “Certificate of Incorporation”);

iii.	copy of Registry of Corporate Affairs stamped Memorandum and Articles of Association of the Company adopted upon incorporation obtained from the Registry of Corporate Affairs in the BVI on 14 February 2025;

iv.	copy of Registry of Corporate Affairs stamped First Amended and Restated Memorandum and Articles of Association of the Company adopted on 14 February 2025 as obtained from the Registry of Corporate Affairs in the BVI on 14 February 2025 (the “Memorandum and Articles”);

v.	copy of Registry of Corporate Affairs stamped Register of Directors of the Company obtained from the Registry of Corporate Affairs in the BVI on 14 February 2025 (the “Register of Directors”);

vi.	copy of the most up-to-date version of Register of Members of the Company provided to us on 14 February 2025 (the “Register of Members”);

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)

vii.	copy of a certificate of incumbency dated 20 February 2025 issued by the Company’s registered agent (the “Certificate of Incumbency”);

viii.	copy of a certificate of good standing dated 14 February 2025 issued by the Registrar of Corporate Affairs in the BVI (the “Certificate of Good Standing”);

ix.	copy of written resolutions of the directors of the Company dated 13 December 2024 which approved, inter alia, the Registration Statement (the “Board Resolutions”);

x.	copy of written resolutions of the directors of the Company dated 14 February 2025 which approved, inter alia, the update of the Registration Statement (the “Closing Board Resolutions”);

xi.	copy of written resolutions of the shareholders of the Company dated 13 December 2024 which approved, inter alia, the Registration Statement (together with the Board Resolutions, the Closing Board Resolutions, the “Resolutions”) (i to xi, collectively referred to herein as the “Corporate Records”);

xii.	copy of the search report of the Company obtained from the Registry of Corporate Affairs in the BVI dated 14 February 2025 (the “Search Report”);

xiii.	the public information revealed from a search of the Register of Writs and Other Originating Process and the Register of Appeals (together, the “Court Registers”) maintained by the Clerk of the BVI High Court and the Court of the Easter Caribbean Supreme Court in the BVI from the period of the date of incorporation of the Company up to 14 February 2025 (together with the Search Report, the “Public Records”); and

xiv.	such other documents as we have considered necessary for the purposes of rendering this legal opinion.

Assumptions

The legal opinion stated herein is given only as to, and based on, circumstances and matters of fact existing and known to this firm on the date that the legal opinion is issued. The legal opinion stated herein relates only to the laws of the BVI as they exist at the date that the legal opinion is issued. In giving the legal opinion, this firm has relied (without further verification) upon the completeness and accuracy (and the continuing accuracy as at the date hereof) of the Corporate Records.

We have also relied upon the following assumptions, which we have not independently verified:

i.	There are no provisions of the laws of any jurisdiction outside the BVI which would be contravened by the execution or delivery of the Corporate Records and that, in so far as any obligation expressed to be incurred under the Corporate Records is to be performed in or is otherwise subject to the laws of any jurisdiction outside the BVI, its performance will not be illegal by virtue of the laws of that jurisdiction.

ii.	The Corporate Records are within the capacity and powers of and have been or will be duly authorised, executed and unconditionally delivered by each of the parties thereto (other than the Company).

iii.	The Corporate Records constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with all their terms as a matter of the laws of all relevant jurisdictions (other than the BVI).

iv.	The choice of the laws of the jurisdiction (if any) selected to govern each of the Corporate Records has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the BVI).

v.	All authorisations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Corporate Records outside the BVI to ensure the legality, validity and enforceability of the Corporate Records have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)

vi.	All authorisations, approvals, consents, licenses and exemptions required by and all filings and other requirements of the Company to adopt the Memorandum and Articles have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

vii.	All original documents examined by us are authentic, all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine, all documents purporting to be sealed have been so sealed, all copies (whether in facsimile, electronic or other form) are complete and conform to their originals, and unless we have received signed copies, the Corporate Records conform in every material respect to the latest drafts of the same produced to us and that where documents have been provided in successive drafts marked-up to indicate changes to such documents all such changes have been so indicated.

viii.	Each of the Certificate of Good Standing, the Certificate of Incumbency, the Register of Directors and the Register of Members is accurate and complete as at the date of this opinion.

ix.	All representations and warranties or statements of fact or law (other than as to the laws of the BVI and those matters upon which we have expressly opined) made the Corporate Records and any correspondence submitted to us are true, accurate and complete as at the date of this opinion.

x.	The final execution version of each Corporate Records that is governed by the laws of the BVI and that has been, or is to be, executed as a deed existed, or will exist, at the moment of execution as a single physical document (whether in counterpart or not) including the entire body of such document, the signature pages and any annexes and/or schedules thereto.

xi.	The corporate records of the Company kept at the Company’s registered office constitute its complete and accurate corporate records and that all matters required by law to be recorded therein are so recorded.

xii.	The copies of each of the Certificate of Incorporation, the Memorandum and Articles, the Register of Members, the Register of Directors, the Certificate of Incumbency and the Certificate of Good Standing provided to us are true and correct copies of the originals of the same kept at the Company’s registered office and all matters required by law to be recorded therein are so recorded.

xiii.	The corporate records of the Company kept at the Company’s registered office include the Memorandum and Articles, the Certificate of Incorporation, the Register of Directors and the Register of Members, which constitute the complete and accurate corporate records of the Company and that all matters required by law to be recorded therein are so recorded.

xiv.	The Company has complied with, or will comply with, its obligation to file (unless the Company is within one of the statutory exceptions to the obligation to file) a financial return (each an “Annual Return”) pursuant to Section 98A of the BVI Business Companies Act (As Revised) (the “Act”) with its registered agent in respect of each year for which such a return is due within the timeframe prescribed by the Act, and its registered agent has not made any notifications to the Registrar of Corporate Affairs in the BVI of any failure by the Company to file its Annual Return as required and within the time frame prescribed pursuant to Section 98A(4) of the Act.

xv.	The Company is not a legal entity for the purposes of the Economic Substance (Companies and Limited Partnerships) Act (As Revised) (the “Substance Act”), or, if the Company is such an entity and undertakes or proposes to undertake a relevant activity of a type described in the Substance Act, the Company has taken appropriate steps to comply with the economic substance requirements applicable to that activity.

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)

xvi.	The Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the Offering, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Corporate Records which has not been properly disclosed in the Board Resolutions.

xvii.	The Company complies fully with section 162 of the Act with regard to maintaining a register of all charges specifically affecting property of the Company.

xviii.	The Company complies fully with section 163 of the Act with regard to registering a charge (if any) specifically affecting property of the Company.

xix.	Neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

xx.	Upon the issuance of the IPO Shares, the Company will receive consideration for the full issue price thereof.

xxi.	No invitation has been or will be made by or on behalf of the Company to the public in the BVI to subscribe for any IPO Shares and none of the IPO Shares have been offered or issued to residents of the BVI.

xxii.	The Company is, and after the allotment (where applicable) and issuance of the IPO Shares will be, able to pay its liabilities as they fall due.

xxiii.	The information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the BVI to be delivered for registration, which was not included and available for inspection in the Public Records.

xxiv.	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the transactions contemplated in the Registration Statement or restrict the powers and authority of the Company in any way from the issuance of the IPO Shares as described in the Registration Statement.

xxv.	There is nothing under any law (other than the laws of the BVI) which would or might affect the opinions hereinafter appearing.

xxvi.	The Company is in full compliance with all applicable anti-money laundering and anti-boycott laws and regulations and no part of the funds to be transferred to it was, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations (including laws and regulations of the BVI), including anti-money laundering laws and regulations including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations.

xxvii.	The Company is not a land owning company for the purposes of Section 242 of the Act meaning that neither it nor any of its subsidiaries has an interest in any land in the BVI.

xxviii.	The Company does not carry on any activities which would require it to be licensed under any of the BVI financial services legislation in force from time to time.

xxix.	The Company is not a person, political faction or body resident in or constituted under the laws of any country currently the subject of United Nations Sanctions extended to the BVI by the Order of His Majesty in Council.

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)

Legal Opinion

Based upon the documents reviewed and considered, and based upon the foregoing assumptions and upon such searches as we have conducted and having regard to legal considerations which this firm deems relevant, and subject to the qualifications set out below, we are of the opinion that under the laws of the BVI:

i.	The Company is a business company duly incorporated with limited liability, and is validly existing under the laws of the BVI. The Company is in good standing with the Registrar of Corporate Affairs of the BVI as at the date of the Certificate of Good Standing.

ii.	Based solely on our review of the Memorandum and Articles, the Company is authorised to issue a maximum of 500,000,000 shares divided into class A ordinary shares with a par value of US$0.0001 each and class B ordinary shares with a par value of US$0.0001 each.

iii.	The IPO Shares when issued and allotted in accordance with the Registration Statement and the Resolutions against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the Company’s then effective memorandum and articles of association, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect such issuance and allotment, the shareholders as recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective name. The reference in this opinion to shares being non-assessable shall mean solely that no further sums of money are required to be paid by the holders of such shares in connection with the issuance thereof.

iv.	The Company has taken all requisite corporate action to authorise the issuance of the IPO Shares under the Registration Statement.

v.	The BVI currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the authority of the BVI except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the BVI. The subscription for, holding and disposal of the shares of the Company will not be levied with taxation in the BVI and no withholding tax will be required on the payment relating to the subscription for the shares from/to any holder of the shares of the Company, nor will gains derived from the disposal of the shares of the Company be subject to BVI income or corporation tax, under the Offering. Pursuant to section 242(1) of the Act, notwithstanding any provision of the Income Tax Act (As Revised) of the BVI, (a) the Company, (b) all dividends, interest, rents, royalties, compensations and other amounts paid by the Company, and (c) capital gains realised with respect to any shares, debt obligations or other securities of the Company, are exempt from all provisions of the Income Tax Act (As Revised) of the British Virgin Islands. Pursuant to section 242(2) of the Act, no estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of the Company.

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

i.	We express no opinion:

(a)	as to any laws other than the laws of the BVI in force and as interpreted at the date hereof; and

(b)	except to the extent this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events ore the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered into or any other documents.

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)

ii.	Under the Act, an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the BVI. Failure to pay the annual fees by the relevant due date will render such Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the BVI.

iii.	Under the Act, a copy of the Company’s register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render such Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, such Company will be liable to be struck off and dissolved from the Register of Companies in the BVI.

iv.	Under the Act, an Annual Return, in the prescribed form, must be filed by the Company with its registered agent in respect of each year for which one is due within the timeframe prescribed by the Act for that year (unless such Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render such Company liable to a penalty fee and where such Company is liable to the maximum penalty and has not filed its Annual Return, the Company will be liable to be struck off and dissolved from the Register of Companies in the BVI.

v.	For the purposes of this opinion, “in good standing” means only that as of the date of the Certificate of Good Standing the Registrar of Corporate Affairs in the BVI has confirmed that she is satisfied that the Company (i) is on the Register of Companies; (ii) has paid all fees, annual fees and penalties due and payable; (iii) has filed with the Registrar of Corporate Affairs in the BVI a copy of its registers of directors which is complete; and (iv) has filed its Annual Return in accordance with the requirements pursuant to the Act by issuing a Certificate of Good Standing in respect of such Company under Section 235 of the Act, which we assume remains correct and accurate as at the date of this opinion. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the BVI other than the Act. We have made no enquiries into whether the annual return filed by the Company with its registered agent is in the prescribed form as required pursuant to the Act.

vi.	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Substance Act.

vii.	The Public Records and our searches thereof may not reveal the following:

(a)	details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search or notifications made to the Registrar of Corporate Affairs by the Company’s registered agent of any failure by any Company to file its Annual Return as required and within the time frame prescribed by the Act;

(b)	details of proceedings which have been filed but not actually entered in the Court Registers at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the BVI or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the BVI has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise).

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)

viii.	While it is a requirement under Section 118 of the Insolvency Act (As Revised) of the BVI that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs in the BVI, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

ix.	This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given to the persons to whom it is addressed for their sole benefit and the benefit of their legal advisers acting in that capacity in relation to the Offering. Except with our written consent, it is not to be disclosed to or relied upon by any other person provided that a copy of this opinion may be disclosed to the extent required or requested pursuant to any applicable law or regulation, or by any government or competent regulatory authority.

x.	This opinion only relates to the laws of the BVI as we presently understand them and is given on the basis that this opinion will be governed by and construed in accordance with the laws of the BVI and that the BVI courts will have exclusive jurisdiction in relation to any matter arising out of it. We have made no investigation of any laws other than the laws of the BVI and do not express or imply any opinion on any such laws.

This opinion is given as at the date shown at the top of this letter. We have no continuing obligation under the terms of this opinion to inform you of changes of law or fact occurring after the date of this letter or of facts of which we become aware after such date.

Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the Registration Statement.

This opinion may be used only in connection with the Offering while the Registration Statement is effective.

Yours faithfully,

Loeb Smith Attorneys

LOEB SMITH ATTORNEYS (practising the Cayman Islands law and the British Virgin Islands law)

Partner:	Gary Anthony Smith (qualified in the Cayman Islands and the British Virgin Islands)